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                                                                EXHIBIT 4.1

                            1993 STOCK OPTION PLAN
                         OF SOUTHERN BIOSYSTEMS, INC.,
                           AS AMENDED ON MAY 2, 2000


Section 1.  Establishment, Purpose and Effective Date of Plan
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          1.1  Establishment.  Southern BioSystems, Inc., an Alabama
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corporation, hereby establishes a stock option plan for key Employees,
Consultants and Directors which shall be known as the "1993 STOCK OPTION PLAN" (the "Plan"). It is intended that certain of the Options issued pursuant to the Plan may constitute incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan also shall provide for the issuance of options which are not qualified under Section 422 of the Code, the latter of which are referred to herein as non-qualified stock options ("NQSOs").

          1.2  Purpose.  The purpose of the Plan is to advance the interests of
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the Corporation, its subsidiaries and its shareholders by encouraging and providing for the acquisition of an equity interest in the Corporation by key Employees, Consultants and Directors of the Corporation through the grant of (a) ISOs to key Employees and (b) NQSOs to key Employees, Consultants and Directors. The Plan will enable the Corporation to attract and retain the services of key Employees, Consultants and Directors upon whose judgment, interest, and special effort the successful conduct of its business operations is largely dependent.

          1.3  Effective Date.  The Plan shall become effective on the date
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approved by the shareholders of the Corporation (the "Effective Date").

Section 2.  Definitions
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          2.1  Definitions
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               (a) "Board" means the Board of Directors of the Corporation.

               (b) "Consultant" means any person, whether an individual, corporation, partnership, limited liability company or other entity, rendering services to the Corporation as an independent contractor who is not paid by the Corporation on a salaried or hourly basis.

               (c) "Corporation" means Southern BioSystems, Inc., an Alabama corporation, as well as any subsidiary, 50% or more of the outstanding voting stock of which is owned by the Corporation.

               (d) "Director" means a member of the Board of Directors of the Corporation.
               (e) "Disability" means the permanent and total inability, by reason of physical or mental infirmity, or both, of a Participant to perform the work customarily assigned
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to him by the Corporation. The determination of the existence or nonexistence of
Disability shall be made by the Board pursuant to a medical examination by a medical doctor selected or approved by the Board.

               (f) "Employee" means the Chairman of the Board, any Vice Chairman of the Board, the President, Secretary or Treasurer of the Corporation, any Vice President of the Corporation, any Assistant Secretary or Assistant Treasurer of the Corporation, any other individual employed by the Corporation or a subsidiary thereof whom the Board determines is a key employee.

               (g) "Fair Market Value" means (i) in the event the Corporation's common stock is listed or admitted to trading on a national securities exchange or designated on an automated quotation system of a registered securities association on the date an Option is granted hereunder, the current market price per share of the Corporation's common stock, which shall be deemed to be the average of the daily Closing Prices for fifteen (15) consecutive trading days commencing twenty (20) Trading Days before the date such Option is granted. ("Closing Price" shall mean the last reported sale price for the Corporation's common stock as reported in the consolidated transaction or other reporting system for securities listed or traded on the exchange, or designated on such automated quotation system, which is the principal exchange or system on which the Corporation's common stock is so listed, designated or admitted; "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, or other than any day on which the Corporation's common stock is not traded on the exchange or system which is the principal United States exchange for the common stock of the Corporation), and (ii) in the event the Corporation's common stock is not listed or admitted to trading on a national securities exchange or designated on an automated quotation system of a registered securities association on the date an Option is granted hereunder, the value agreed upon by the Corporation and the Participant or the Participant's authorized representative. In the event that the parties fail to agree upon the Fair Market Value, the Fair Market Value shall be determined by an appraisal firm which shall value the Corporation as of the end of the calendar month preceding the date such Option is granted, but without any discount for lack of control, a minority interest, or lack of marketability. In determining the value of the Corporation, the appraiser shall take into account the benefits received by the Corporation and the benefits received by other members of the affiliated group as a result of the Corporation's being a member of a group filing a consolidated return, including, but not limited to, giving effect to net operating losses and net capital losses incurred by the Corporation and by other members of the affiliated group, and any benefits received by the Corporation or by other members of the consolidated group as a result of the method used in allocating the consolidated group's tax liabilities. Such appraisal shall be conducted by one appraisal firm if agreed to by the Participant, or his authorized representative, and by the Corporation. If the parties are unable to agree to a single appraisal firm, then each shall have the right to appoint their own appraiser. All such appraisal firms shall be experienced in making appraisals of Corporations and notices of such appointments shall be delivered promptly to all parties. If two appraisers are appointed, they shall attempt to agree mutually as to such value, but, if they are unable to do so within ninety (90) days after their appointment, they shall immediately submit in writing to the Corporation and the Participant their respective appraisals of the value per share and, if each such appraisal is within ten percent (10%) of the average of both such appraisals, then that average shall be considered to be the value. If each
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such appraisal is not within ten percent (10%) of the average of both such appraisals, then the two appraisers shall within ten (10) days after said ninety
(90) day period mutually select and appoint a third appraiser similarly qualified and give written notice thereof to the Corporation and the Participant. Within sixty (60) days after the appointment of the third appraiser, the third appraiser shall submit his appraisal of such value in writing to the Corporation and the Participant and the value per share of the common stock of the Corporation shall be conclusively determined by taking the average of the two appraisal value figures which are closest together. The value of the Corporation as determined by the above described mechanism shall be final and binding upon the Corporation, the Participant or his authorized representative, and any others affected by this Plan. The cost of obtaining such appraisals shall be paid by the Corporation.

               (h) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be designated as either (i) an ISO or (ii) an NQSO at the time of grant.

               (i) "Participant" means an Employee, Consultant or Director designated by the Board to participate in the Plan.

               (j) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment under the terms of the Corporation's then current retirement program.

               (k) "Stock" means the Common Stock of the Corporation, $.01 par value, or as it may then be constituted.

               (l) "Ten Percent Shareholder" means any individual who, immediately prior to the time an Option is granted pursuant to this Plan, directly or indirectly owns Stock possessing more than 10 per cent of the total combined voting power of all classes of stock of the Corporation, or of its parent or subsidiary corporation. For purposes of this Plan, an individual shall be treated as owning indirectly any Stock which is owned by such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned directly or indirectly, by or for a corporation, partnership, trust or estate shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock available for purchase pursuant to an outstanding option, however, shall not be treated as owned for purposes of this paragraph (l).

Section 3.  Eligibility and Participation
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          3.1  Eligibility and Participation.  Participants in the Plan shall be
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selected by the Board from among those Employees, Directors and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success. Participation shall be based on the recommendations of the Corporation's Chief Executive Officer, subject to approval by the Board.
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Section 4. Administration
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          4.1  Administration.  The Board shall be responsible for the
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administration of the Plan.  The Board, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 5. Stock Subject to Plan
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          5.1  Number.  The total number of shares of Stock subject to issuance
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under the Plan may not exceed 150,000, subject to adjustment as provided by
Subsection 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

          5.2  Unused Stock.  In the event any shares of Stock are subject to an
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Option which, for any reason, expires, terminates or, with the consent of the
Participant, is canceled as to such shares, such Stock may again be made subject to an Option pursuant to the Plan.

          5.3  Adjustment in Capitalization.  In the event of any change in the
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outstanding shares of Stock that occurs after ratification of the Plan by the shareholders of the Corporation by reason of a Stock dividend, Stock split, recapitalization or other similar corporate change in which the number of shares of Stock outstanding is increased, decreased or then changed without the receipt by the Corporation of additional consideration, the aggregate number of shares of Stock subject to each outstanding Option, and its stated Option Price, and the aggregate number of shares of Stock reserved for issuance under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 6. Duration of Plan
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          6.1  Duration of Plan.  The Plan shall remain in effect, subject to
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the Board's right to earlier terminate the Plan pursuant to Subsection 9.1 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

Section 7. Terms of Options
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          7.1  Grant of Options.  Subject to the provisions of Subsection 3.1,
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5.1 and 6.1 Options may be granted to Employees, Consultants and Directors at any time and from time to time as shall be determined by the Board. The Board also shall determine and state at the time of grant whether an Option is to be designated as an ISO or an NQSO. With respect to Options
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granted under this Plan, if the Fair Market Value (determined at the date of grant) of Stock with respect to which ISOs may become exercisable for the first time in any calendar year by any Participant is greater than $100,000, then any such Options in excess of such amount, if any, shall constitute NQSOs and shall not be ISOs.

          7.2  Option Agreement.  As determined by the Board on the date of
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grant, each Option shall be evidenced by a written Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, and the number of shares of Stock to which the Option pertains, together with other terms of the Option.

          7.3  Option Price.  No ISO granted pursuant to the Plan shall have an
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exercise price that is less than the Fair Market Value of the Stock on the date such Option is granted; furthermore, no ISO which is granted to a Ten Percent Shareholder shall have an exercise price that is less than 110% of the Fair Market Value of the Stock on the date such ISO is granted.

          7.4  Duration of Options.  Each Option shall expire at such time as
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the Board shall determine at the time it is granted, provided, however, that no
Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Furthermore, no ISO which is granted to a Ten Percent Shareholder shall be exercisable later than the fifth (5th) anniversary date of its grant.

          7.5  Exercise of Options.  Options granted under the Plan shall be
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exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Participants.

          7.6  Restrictions on Stock Transferability.  The Board shall impose
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such restrictions on any shares of Stock acquired pursuant to the exercise of an
Option under the Plan as it may deem advisable, including, without limitation, the right of first refusal described below, restrictions under applicable federal securities law, under the requirements of any stock exchange or automated quotation system upon which such shares of Stock are then listed or designated and under any blue sky or state securities laws applicable to such shares. If at any time during a Participant's lifetime, following the exercise of all or any portion of an Option granted under this Plan, the Participant shall desire to sell all or any part of the shares acquired by Participant pursuant to such Option (in this Section 7.6, called the "Stock"), the Participant may sell the same only after offering it to the Corporation in the following manner:

               (a) The Participant shall serve notice upon the Corporation stating that the Participant has received a bona fide offer for the sale of shares of the Stock and setting forth the following information: (i) the number of shares of the Participant's Stock proposed to be sold; (ii) the name and address of the person offering to purchase such Stock; and (iii) the sale price and terms of payment of such sale. Such notice shall also contain an offer by the Participant to sell such shares of the Stock to the Corporation at the price offered by such bona fide offeror.

               (b) For a period of thirty (30) days after receipt of such notice, the Corporation shall have the right to purchase all or a portion of the shares of Stock so offered. If
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the Corporation fails to exercise such right with respect to all or a portion of such shares of Stock, the Participant shall be free to sell such remaining shares of Stock to the person named in the aforesaid notice at a price and upon the terms and conditions set forth in such notice; provided, however, that such disposition shall be made within thirty (30) days following the termination of the right of the Corporation to purchase such shares of Stock .

          7.7  Payment.
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               (a)  Upon exercise of a NQSO,  at the Participant's sole
                    discretion,  the
Participant shall elect one of the following methods of payment:

                    (i) The exercise price shall be payable to the Corporation in full in cash or its equivalent (in which event the proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes); or

                    (ii) The Participant shall be entitled to receive a number of shares of Stock (rounded to the nearest whole number) having an aggregate Fair Market Value (as determined in accordance with Section 2.1(g) hereof) equal to the amount by which the aggregate Fair Market Value, on the date of exercise, of the shares of Stock subject to the NQSO with respect to which the Participant has elected under this Section 7.7(a)(ii) shall exceed the aggregate option price of such NQSO.

               (b) Upon exercise of an ISO, the exercise price shall be payable to the Corporation in full in cash or its equivalent (in which the event proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes).

          7.8  ISOs; Termination of Employment Due to Death, Disability,
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Retirement or Otherwise.  In the event the employment of a Participant is
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terminated by reason of death, Disability, Retirement or otherwise, the rights under any then outstanding ISO granted pursuant to the Plan shall terminate upon the expiration date of the ISO or three months after such date of termination of employment, whichever first occurs.


          7.9  NQSOs; Termination of Employment Due to Death, Disability,
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Retirement or Otherwise.  In the event the employment of the Participant is
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terminated by reason of  death, Disability, Retirement or otherwise, the rights under any then outstanding NQSO granted pursuant to the Plan shall terminate upon the expiration date of the NQSO or three months after such date of termination of employment, whichever occurs first; provided, however, that the Board may, in its sole discretion, extend the termination date beyond the period of three months in the event it determines such extension is appropriate under the circumstances, but in no event shall any such extension extend the termination date of the NQSO beyond its original expiration date.
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          7.10  Non-transferability of Options.
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                No Option granted under the Plan may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution. Further, during the Participant's lifetime, Options granted to such Participant under the Plan are exercisable solely by such Participant or such Participant's guardian or authorized representative.

Section 8. Rights of Employees.
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          8.1   Employment. Nothing in the Plan shall interfere with or limit in
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any way the right of the Corporation to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Corporation.

Section 9. Amendment, Modification, and Termination of Plan
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          9.1   Amendment, Modification, and Termination of Plan.  The Board may
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at any time terminate, and from time to time may amend or modify, the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

          (i) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsection 5.3 of the Plan;

          (ii) Change the class of Employees, Directors or Consultants eligible to receive Options;

          (iii) Change the provisions of the Plan regarding the exercise price except as permitted by Subsection 5.3;

          (iv)  Materially increase the cost of the Plan;

          (v)   Extend the period during which Options may be granted; or

          (vi) Extend the maximum period after the date of grant during which Options may be exercised.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

Section 10. Dissolution; Merger
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                Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all the assets of the Corporation to another person, corporation, partnership,
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limited liability company or other entity, the Plan shall terminate, and all
Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options theretofore granted, or the substitution for such Options of options covering the stock of a successor corporation or entity, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 10, not yet be exercisable. Furthermore, in the event that any person, corporation, partnership, limited liability company or other entity becomes the "beneficial owner" (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 80% of the combined voting power of the Company's then outstanding securities (but absent any of the transactions described in the first sentence of this paragraph), then this Option shall not lapse or terminate, but for a period of thirty (30) days following the occurrence of such event, and subject to the other provisions of this Agreement, the Grantee shall have the right to exercise any unexercised portions of this Option which would, but for this Section 10, not yet be exercisable.

Section 11. Tax Withholding
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          11.1  Tax Withholding. Whenever shares of Stock are to be issued
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under the Plan, the Corporation shall have the power to require the recipient of the Stock to remit to the Corporation an amount sufficient to satisfy federal, state, and local withholding tax requirements. The Corporation also shall have the power to withhold an appropriate number of shares of Stock sufficient to satisfy federal, state and local withholding tax requirements upon the exercise of an Option under the Plan.

Section 12. Indemnification
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          12.1  Indemnification.  Each person who is or shall have been a member
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of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.
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Section 13. Requirements of Law; Miscellaneous
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          13.1  Requirements of Law.  The granting of Options or Restricted
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Stock and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          13.2  Governing Law.  The Plan, and all agreements hereunder, shall be
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construed in accordance with and governed by the substantive laws of the State of Alabama, without regard or reference to the choice of law provisions or laws of such State.

          13.3  Gender and Number.  Except when otherwise indicated by the
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context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

          13.4  Expenses.  The Corporation shall bear the expenses of
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administering the Plan.